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                                                                    EXHIBIT 3.3

                                     BYLAWS

                                     OF THE

                              BOARD OF DIRECTORS OF

                                PVF CAPITAL CORP.


                                    ARTICLE I

                               BOARD OF DIRECTORS

         SECTION 1. General Powers. The business and affairs of PVF Capital
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Corp. (herein the "Corporation") shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board from among its members. The chairman of the board shall preside at all meetings of the board of directors.

         SECTION 2. Number and Term. The board of directors shall consist of ten
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members, and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

         SECTION 3. Regular Meetings. A regular meeting of the board of
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directors shall be held without other notice than this Section immediately after, and at the same place as, the annual meeting of stockholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

         SECTION 4. Special Meetings. Special meetings of the board of directors
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may be called by or at the request of the chairman of the board or the president, or by one-third of the directors. The persons authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by such persons.

         Members of the board of directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person.

         SECTION 5. Notice. Written notice of any special meeting shall be given
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to each director at least two days previous thereto delivered personally or by telegram or at least five days previous thereto delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid if mailed or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, unless, prior to or at the commencement of such meeting, such director objects to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 6. Quorum. A majority of the number of directors fixed by
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Section 2 of this Article I shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article I.

         SECTION 7. Manner of Acting. The act of the majority of the directors
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present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by these Bylaws, the Articles of Incorporation, or the laws of Ohio.

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         SECTION 8. Action Without a Meeting. Any action required or permitted
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to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

         SECTION 9. Resignation. Any director may resign at any time by sending
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a written notice of such resignation to the home office of the Corporation addressed to the chairman of the board or the president. Unless otherwise specified therein such resignation shall take effect upon receipt thereof by the chairman of the board or the president.

         SECTION 10. Vacancies. Vacancies occuring in the board of directors
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shall be filled in accordance with the provisions of the Corporation's Articles of Incorporation. A director elected to fill a vacancy shall be elected to serve until the annual meeting of stockholders at which the term of the class to which the director has been chosen expires.

         SECTION 11. Presumption of Assent. Unless Ohio law provides otherwise,
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a director of the Corporation who is present at a meeting of the board of directors at which action on any Corporation matter is taken shall be presumed to have assented to the action taken unless (i) he objects at the beginning of the meeting (or promptly upon his arrival) to holding the meeting or transacting business at the meeting; (ii) his dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

         SECTION 12. Compensation. The board of directors may, by resolution,
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from time to time establish the compensation to be paid to directors for their service as such. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the board of directors may determine.

                                   ARTICLE II

                      COMMITTEES OF THE BOARD OF DIRECTORS

         The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, as they may determine to be necessary or appropriate for the conduct of the business of the Corporation, and may prescribe the duties, constitution and procedures thereof. Each committee shall consist of not less than three directors of the Corporation. The board may designate not less than three directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

         The board of directors shall have power, by the affirmative vote of a majority of the number of directors fixed by Article I, Section 2, at any time to change the members of, to fill vacancies in, and to discharge any committee of the board. Any member of any such committee may resign at any time by giving notice to the Corporation; provided, however, that notice to the board, the chairman of the board, the chief executive officer, the chairman of such committee, or the secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the board called for that purpose.


                                   ARTICLE III

                                    AMENDMENT

         These Bylaws may be amended in whole or in part at any time by the Board of Directors by the affirmative vote of a majority of the authorized number of directors.